Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY

JABIL CIRCUIT, INC.

Offer to Exchange

8.250% Senior Notes due 2018

(Registered Under The Securities Act of 1933)

For Any and All Outstanding

8.250% Senior Notes due 2018

This Notice of Guaranteed Delivery or one substantially equivalent hereto must be used to accept the Exchange Offer (as defined below) if (i) certificates for the 8.250% Senior Notes due 2018 (the “Unregistered Notes”) of Jabil Circuit, Inc., a Delaware corporation (the “Company”), are not immediately available, (ii) Unregistered Notes and the Letter of Transmittal cannot be delivered to The Bank of New York Trust Company, N.A. (the “Exchange Agent”) on or prior to the Expiration Date (as defined in the Prospectus referred to below) or (iii) the procedures for book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or by mail or transmitted by facsimile to the Exchange Agent. See “The Exchange Offer—Guaranteed Delivery Procedures” in the Prospectus dated                     , 2008 (which, together with the related Letter of Transmittal, constitutes the “Exchange Offer”) of the Company.

The Exchange Agent for the Exchange Offer is:

The Bank of New York Trust Company, N.A.

By Mail, Hand Delivery or Overnight Courier:

The Bank of New York Trust Company, N.A.

c/o The Bank of New York

Corporate Trust Operators

Reorganization Unit

101 Barclay Street – 7 East

New York, NY 10286

Attn: Mrs. Evangeline Gonzales

By Facsimile Transmission:

The Bank of New York Trust Company, N.A.

c/o The Bank of New York

Corporate Trust Operators

Reorganization Unit

101 Barclay Street – 7 East

New York, NY 10286

Attn: Mrs. Evangeline Gonzales

(212) 298-1915

To Confirm by Telephone

or for Information:

(212) 815-3738

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA A FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN “ELIGIBLE INSTITUTION” UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

The undersigned hereby tender(s) to the Company, upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal, receipt of which is hereby acknowledged, the aggregate principal amount of Unregistered Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption “The Exchange Offer—Guaranteed Delivery Procedures.”

All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

DESCRIPTION OF UNREGISTERED NOTES TENDERED

(PLEASE SIGN AND COMPLETE)

Name of Tendering Holder	Name and Address of Registered Holder as it Appears on the Unregistered Notes (Please Print)	Certificate Number(s) of Unregistered Notes Tendered (or Account Number at Book-Entry)	Principal Amount of Unregistered Notes Tendered

SIGN HERE

Name of Registered or Acting Holder:

Signature(s):

Name(s) (Please Print):

Address:

Telephone Number:

Date:

IF UNREGISTERED NOTES WILL BE TENDERED BY BOOK-ENTRY TRANSFER, PROVIDE THE FOLLOWING INFORMATION:

Signature:

DTC Account Number:

Date:

This Notice of Guaranteed Delivery must be signed by the holder(s) of Unregistered Notes exactly as its (their) name(s) appear on the certificates for the Unregistered Notes or on a security position listing as the owner of the Unregistered Notes, or by person(s) authorized to become holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information.

Name:

Capacity:

Address:

NOTE:	DO NOT SEND UNREGISTERED NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. UNREGISTERED NOTES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

THE FOLLOWING GUARANTEE MUST BE COMPLETED

GUARANTEE OF DELIVERY

(Not to be used for Signature Guarantee)

The undersigned, a firm which is a member of a registered national securities exchange or a member of the Financial Industry Regulatory Authority, Inc. or a commercial bank or trust company having an office or correspondent in the United States, hereby guarantees to deliver to the Exchange Agent, at its address set forth above, either the certificates for all physically tendered Unregistered Notes, in proper form for transfer, or confirmation of the book-entry transfer of such Unregistered Notes to the Exchange Agent’s account at The Depository Trust Company (“DTC”), pursuant to the procedures for book-entry transfer set forth in the Prospectus, in either case together with any other documents required by the Letter of Transmittal, within three New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery.

The undersigned acknowledges that it must deliver the Unregistered Notes tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.

Name of Firm:

Address:

Area Code and Telephone No.:

Authorized Signature:

Name:

Title:

Date:

NOTE: DO NOT SEND UNREGISTERED NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. ACTUAL SURRENDER OF UNREGISTERED NOTES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A PROPERLY COMPLETED AND FULLY EXECUTED LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS.